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                                                             Exhibit 16.1
                                                             ------------


February 11, 2001


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Diva Entertainment, Inc.
     File No. 0-23506

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Diva Entertainment, Inc. dated January 28, 2002, and agree with the statements concerning our firm contained therein.

Very truly yours,



GRANT THORNTON LLP